EXHIBIT 99.2

WidePoint Reports Second Quarter 2021 Financial Results

Year-Over-Year Gross Margins Improve to 20.0% as Low Margin Carrier Services Revenues Decline

FAIRFAX, VA / ACCESSWIRE / August 16, 2021 / WidePoint Corporation (NYSE American:WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Identity Management (IdM), Telecommunications Lifecycle Management, and Digital Billing & Analytics solutions, today reported results for the second quarter ended June 30, 2021.

Second Quarter 2021 and Recent Operational Highlights

•	Secured more than $36 million in Identity Management and Managed Mobility Services contract awards
•

WidePoint's subsidiary, Soft-Ex Communications, was awarded Co-sell Ready status by Microsoft, enabling Soft-Ex to engage and collaborate on global sales opportunities with Microsoft's sales teams and channel partners

•	Recognized as an honorable mention vendor in the 2021 Gartner Magic Quadrant for Managed Mobility Services, Global
•

WidePoint subsidiary, WidePoint Mobile Corp., has achieved the R2v3 certification through SERI, Sustainable Electronics Recycling International. This certification helps accelerate the adoption of WidePoint's device recycling program and ensures that its customers' retired equipment, will be recycled by using the global best practices for protecting the environment and human health, while ensuring all customer data is protected

Second Quarter 2021 Financial Highlights

•	Revenues were $20.0 million (reflects a reduction of $1.1 million due to carrier credits)
•	Managed Services revenue was $8.1 million
•	Gross margin improved to 20.0%
•	Net loss was $(205,000) or $(0.02) per diluted share
•	EBITDA, a non-GAAP financial measure, was $311,000
•	Adjusted EBITDA, a non-GAAP financial measure, was $531,000
•	As of June 30, 2021, cash and cash equivalents equaled $14.9 million

Six Month 2021 Financial Highlights:

•	Revenues were $40.6 million (reflects a reduction of $3.7 million due to carrier credits)
•	Managed Services revenue was $17.4 million
•	Gross margin improved to 21.4%
•	Net income was $381,000 or $0.04 per diluted share
•	EBITDA, a non-GAAP financial measure, was $1.36 million
•	Adjusted EBITDA, a non-GAAP financial measure, was $1.8 million

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Management Commentary

"The second quarter marked a period of steady operational progress for WidePoint, as we continued to make focused and judicious investments in our staff and technology, in addition to further enhancing our sales and marketing resources and processes," said WidePoint's CEO, Jin Kang. "In particular, we have been making significant investments toward improving our solution delivery infrastructure to increase our gross margins, and to have tangible solutions that can increase our total addressable market and be leveraged by our commercial enterprise and federal government customers. In conjunction with the investments in our solution delivery infrastructure we are also revamping our sales and marketing tactics to capture all possible synergies with customers and to maximize our organic growth efforts. Moreover, even with Census phasing out from a financial perspective, we continue to reap indirect benefits, as we've been receiving an increase of inbound requests for demos and RFPs, that should translate to topline growth. Although we remain laser-focused on executing our near-term initiatives, we are somewhat restricted by macro headwinds, such as the pandemic with the lingering Delta variant strain, but we are cautiously optimistic on our long-term outlook, due to the growing tailwinds within our mobile ecosystem, in conjunction with our organic and inorganic growth strategies."

Second Quarter 2021 Financial Summary

(In millions, except per share amounts)	June 30, 2021	June 30, 2020
	(Unaudited)

Revenue	$20.0	$54.8
Gross Profit	$4.0	$5.1
Gross Profit Margin	20.0%	9.2%
Operating Expenses	$4.1	$4.4
Income from Operations	$(0.1)	$0.6
Net (Loss) Income	$(0.2)	$0.5
Basic Earnings per Share (EPS)	$(0.02)	$0.06
Diluted Earnings per Share (EPS)	$(0.02)	$0.06
EBITDA	$0.3	$1.0
Adjusted EBITDA	$0.5	$1.2

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Six Month 2021 Financial Summary

(In millions, except per share amounts)	June 30, 2021	June 30, 2020
	(Unaudited)

Revenue	$40.6	$94.4
Gross Profit	$8.7	$10.0
Gross Profit Margin	21.4%	10.6%
Operating Expenses	$8.1	$8.7
Income from Operations	$0.6	$1.4
Net (Loss) Income	$0.4	$1.0
Basic Earnings per Share (EPS)	$0.04	$0.12
Diluted Earnings per Share (EPS)	$0.04	$0.11
EBITDA	$1.4	$2.2
Adjusted EBITDA	$1.8	$2.7

A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below.

Financial Outlook

The company is reiterating guidance provided during the Q1 2021 earnings call. However, carrier services revenues can fluctuate greatly due to customer usage patterns, carrier invoice timing, and other events effecting device usage. We remain focused on revenue diversification, in addition to increased gross margins and bottom-line profitability. The Company's financial outlook is based on current expectations and actual results could differ materially depending on market conditions and the factors set forth under the "Safe Harbor Statement" below.

Conference Call

WidePoint management will hold a conference call today Monday at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint's President and CEO Jin Kang, Executive Vice President and Chief Sales and Marketing Officer Jason Holloway, and Executive Vice President and CFO Kellie Kim will host the conference call, followed by a question and answer period.

U.S. dial-in number: (844) 369-8770
International number: (862) 298-0840
Passcode: 42392

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company's website.

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A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 30, 2021.

Toll-free replay number: (877) 481-4010
International replay number: (919) 882-2331
Replay ID: 42392

About WidePoint
WidePoint Corporation (NYSE American:WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures
WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2021	2020	2021	2020
	(Unaudited)
NET INCOME (LOSS)	$(204,700)	$488,600	$380,700	$972,500
Adjustments to reconcile net (loss) income to EBITDA:
Depreciation and amortization	374,100	408,600	744,100	831,400
Amortization of deferred financing costs	-	400	-	1,700
Income tax provision (benefit)	72,900	53,100	96,400	230,300
Interest income	(200)	100	(2,600)	(3,000)
Interest expense	69,300	75,800	140,300	156,600

EBITDA	$311,400	$1,026,600	$1,358,900	$2,189,500
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:
Provision for doubtful accounts	(24,300)	3,600	(24,500)	600
Stock-based compensation expense	243,900	209,500	426,700	490,900

Adjusted EBITDA	$531,000	$1,239,700	$1,761,100	$2,681,000

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Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of the COVID-19 pandemic on our business and operations; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations:
Gateway Investor Relations
Matt Glover or John Yi
949-574-3860
WYY@gatewayir.com

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,947,372	$15,996,749
Accounts receivable, net of allowance for doubtful accounts
of $86,854 and $114,169 in 2021 and 2020, respectively	8,753,986	35,882,661
Unbilled accounts receivable	12,429,292	13,848,726
Other current assets	1,893,391	1,763,633

Total current assets	38,024,041	67,491,769

NONCURRENT ASSETS
Property and equipment, net	854,053	573,039
Operating lease right of use asset, net	5,744,148	6,095,376
Intangible assets, net	2,286,665	2,187,503
Goodwill	18,555,578	18,555,578
Deferred tax asset, net	5,622,880	5,606,079
Other long-term assets	1,331,146	815,007

Total assets	$72,418,511	$101,324,351

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$9,017,637	$36,221,981
Accrued expenses	12,447,202	15,626,313
Deferred revenue	1,788,379	2,016,282
Current portion of operating lease liabilities	592,639	577,855

Total current liabilities	23,845,857	54,442,431

NONCURRENT LIABILITIES
Operating lease liabilities, net of current portion	5,632,233	5,931,788
Other liabilities	246,037	-
Deferred revenue, net of current portion	430,191	398,409

Total liabilities	30,154,318	60,772,628

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,099,560 and 8,876,515 shares issued outstanding, respectively	9,100	8,876
Additional paid-in capital	101,871,610	100,504,741
Accumulated other comprehensive loss	(139,931)	(104,615)
Accumulated deficit	(59,476,586)	(59,857,279)

Total stockholders' equity	42,264,193	40,551,723

Total liabilities and stockholders' equity	$72,418,511	$101,324,351

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2021	2020	2021	2020
	(Unaudited)
REVENUES	$19,983,420	$54,783,790	$40,634,263	$94,449,146
COST OF REVENUES (including amortization and depreciation of
$120,250, $142,150, $239,333, and $301,768, respectively)	15,991,159	49,726,210	31,926,123	84,426,234

GROSS PROFIT	3,992,261	5,057,580	8,708,140	10,022,912

OPERATING EXPENSES
Sales and marketing	533,528	439,684	1,015,827	931,915
General and administrative expenses (including share-based
compensation of $243,821, $209,427, $426,663 and $490,868, respectively)	3,267,587	3,733,516	6,575,249	7,203,608
Depreciation and amortization	253,857	266,404	504,748	529,632

Total operating expenses	4,054,972	4,439,604	8,095,824	8,665,155

(LOSS) INCOME FROM OPERATIONS	(62,711)	617,976	612,316	1,357,757

OTHER (EXPENSE) INCOME
Interest income	192	(68)	2,567	3,025
Interest expense	(69,290)	(76,190)	(140,306)	(158,307)
Other income	2	9	2,498	340

Total other expense	(69,096)	(76,249)	(135,241)	(154,942)

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(131,807)	541,727	477,075	1,202,815
INCOME TAX PROVISION	72,924	53,100	96,382	230,300

NET (LOSS) INCOME	$(204,731)	$488,627	$380,693	$972,515

BASIC EARNINGS PER SHARE	$(0.02)	$0.06	$0.04	$0.12

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	9,072,281	8,392,031	9,033,905	8,388,020

DILUTED EARNINGS PER SHARE	$(0.02)	$0.06	$0.04	$0.11

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	9,072,281	8,496,426	9,191,532	8,466,440

SOURCE: WidePoint Corporation

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